Exhibit 10

TENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement is entered into as of May 23, 2012 (the “Amendment”), by and between COMERICA BANK (“Bank”) and ORASURE TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 10, 2002, as amended by a First Amendment to Loan and Security Agreement dated as of May 23, 2003, a Second Amendment to Loan and Security Agreement dated as of September 12, 2003, a Third Amendment to Loan and Security Agreement dated as of April 21, 2004, a Fourth Amendment to Loan and Security Agreement dated as of June 27, 2006, a Fifth Amendment to Loan and Security Agreement dated June 28, 2007, a Sixth Amendment to Loan and Security Agreement dated as of June 24, 2011, a Seventh Amendment to Loan and Security Agreement dated as of August 16, 2011, an Eighth Amendment to Loan and Security Agreement dated as of November 18, 2011, and a Ninth Amendment to Loan and Security Agreement dated as of February 24, 2012 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. The following defined term in Section 1.1 of the Agreement is amended to read as follows:

“Expansion Advance Maturity Date” means August 27, 2012.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3. Borrower represents and warrants that the representations and warranties contained in Section 5 of the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) all Bank Expenses incurred in connection with the preparation, negotiation and execution of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Ronald H. Spair

Name:	Ronald H. Spair

Title:	CFO/COO

COMERICA BANK

By:	/s/ Todd McDonald

Name:	Todd McDonald

Title:	Senior Vice President